EXHIBIT 99.1

Yelp Reports Fourth Quarter and Full Year 2020 Financial Results

Fourth quarter Net Revenue of $233 million
Net Income grew 23% from the fourth quarter of 2019 to $21 million
Fourth quarter Adjusted EBITDA margin was 26%
Expects return to sustainable revenue growth in 2021

SAN FRANCISCO--(BUSINESS WIRE)--February 9, 2021--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the fourth quarter and full year ended December 31, 2020 in the Q4 and Full Year 2020 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“2020 was a transformational year for Yelp,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “We preserved our financial strength throughout the pandemic as we increased the pace of product innovation to help consumers and local businesses stay connected, while continuing to make significant progress on our long-term strategy. We increased monetization in Home & Local Services and completed the realignment of our go-to-market channels, driving more revenue growth through our Self-serve channel. As we look ahead, we are confident in our ability to return to sustainable revenue growth in 2021.”

Quarterly Conference Call

Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the fourth quarter and full year 2020 financial results and outlook for the first quarter and full year of 2021. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.

About Yelp

Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including Yelp’s ability to return to sustainable growth in 2021, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:
•fluctuations in the number of COVID-19 cases, the pace at which vaccinations are administered in the United States, and the timeframe for the lifting of COVID-19-related shelter-in-place orders and business restrictions;
•the pace of reopening and recovery by local economies and economic recovery in the United States generally;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses reduce spending on advertising in connection with COVID-19;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry;
•Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Investor Relations Contact

Kate Krieger
ir@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$595,875	$170,281
Short-term marketable securities	—	242,000
Accounts receivable, net	88,400	106,832
Prepaid expenses and other current assets	28,450	14,196
Total current assets	712,725	533,309
Long-term marketable securities	—	53,499
Property, equipment and software, net	101,718	110,949
Operating lease right-of-use assets	168,209	197,866
Goodwill	109,261	104,589
Intangibles, net	13,521	10,082
Restricted cash	665	22,037
Other non-current assets	48,848	38,369
Total assets	$1,154,947	$1,070,700

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$87,760	$72,333
Operating lease liabilities — current	51,161	57,507
Deferred revenue	4,109	4,315
Total current liabilities	143,030	134,155
Operating lease liabilities — long-term	148,935	174,756
Other long-term liabilities	8,448	6,798
Total liabilities	300,413	315,709

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,398,248	1,259,803
Treasury stock	(2,964)	—
Accumulated other comprehensive loss	(6,807)	(11,759)
Accumulated deficit	(533,943)	(493,053)
Total stockholders’ equity	854,534	754,991
Total liabilities and stockholders’ equity	$1,154,947	$1,070,700

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$233,195	$268,823	$872,933	$1,014,194

Costs and expenses:
Cost of revenue(1)	15,321	16,656	57,186	62,410
Sales and marketing(1)	102,173	126,370	437,060	500,386
Product development(1)	58,457	61,138	232,561	230,440
General and administrative(1)	29,625	34,164	130,450	136,091
Depreciation and amortization	13,125	12,849	50,609	49,356
Restructuring	15	—	3,862	—
Total costs and expenses	218,716	251,177	911,728	978,683
Income (loss) from operations	14,479	17,646	(38,795)	35,511
Other income, net	393	2,611	3,670	14,256
Income (loss) before income taxes	14,872	20,257	(35,125)	49,767
(Benefit from) provision for income taxes	(6,217)	3,105	(15,701)	8,886
Net income (loss) attributable to common stockholders	$21,089	$17,152	$(19,424)	$40,881

Net income (loss) per share attributable to common stockholders
Basic	$0.28	$0.24	$(0.27)	$0.55
Diluted	$0.27	$0.24	$(0.27)	$0.52

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	74,524	70,627	73,005	74,627
Diluted	76,971	72,987	73,005	77,969

(1) Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$949	$1,119	$3,784	$4,535
Sales and marketing	7,476	7,524	29,670	30,668
Product development	17,489	16,861	67,622	63,433
General and administrative	6,070	5,001	23,498	22,876
Total stock-based compensation	$31,984	$30,505	$124,574	$121,512

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Operating Activities
Net (loss) income	$(19,424)	$40,881
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	50,609	49,356
Provision for doubtful accounts	32,265	22,543
Stock-based compensation	124,574	121,512
Noncash lease cost	42,235	41,365
Deferred income taxes	(11,181)	(2,799)
Other adjustments, net	2,193	(2,997)
Changes in operating assets and liabilities:
Accounts receivable	(13,833)	(42,070)
Prepaid expenses and other assets	164	(1,349)
Operating lease liabilities	(46,283)	(41,808)
Accounts payable, accrued liabilities and other liabilities	15,382	20,148
Net cash provided by operating activities	176,701	204,782

Investing Activities
Sales and maturities of marketable securities — available-for-sale	290,395	—
Purchases of marketable securities — held-to-maturity	(87,438)	(541,451)
Maturities of marketable securities — held-to-maturity	93,200	674,097
Purchases of other investments	(10,000)	—
Release of escrow deposit	—	28,750
Purchases of property, equipment and software	(32,002)	(37,522)
Purchase of intangible asset	(6,129)	—
Other investing activities	333	461
Net cash provided by investing activities	248,359	124,335

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	27,382	32,263
Taxes paid related to the net share settlement of equity awards	(23,605)	(42,771)
Repurchases of common stock	(24,396)	(481,011)
Other financing activities	(433)	—
Net cash used in financing activities	(21,052)	(491,519)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	214	(115)

Change in cash, cash equivalents and restricted cash	404,222	(162,517)
Cash, cash equivalents and restricted cash — Beginning of period	192,318	354,835
Cash, cash equivalents and restricted cash — End of period	$596,540	$192,318

Non-GAAP Financial Measures

This press release and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs and fees related to shareholder activism. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve Yelp’s annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of Yelp’s primary business operations. Accordingly, Yelp believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. Beginning in 2021, Yelp no longer considers EBITDA a key measure used by its management and the board of directors and will cease providing this amount going forward.

EBITDA and Adjusted EBITDA, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, EBITDA and Adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs and fees related to shareholder activism; and
•other companies, including those in Yelp’s industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:
Net income (loss)	$21,089	$17,152	$(19,424)	$40,881
(Benefit from) provision for income taxes	(6,217)	3,105	(15,701)	8,886
Other income, net	(393)	(2,611)	(3,670)	(14,256)
Depreciation and amortization	13,125	12,849	50,609	49,356
EBITDA	27,604	30,495	11,814	84,867
Stock-based compensation	31,984	30,505	124,574	121,512
Restructuring	15	—	3,862	—
Fees related to shareholder activism(1)	—	—	—	7,116
Adjusted EBITDA	$59,603	$61,000	$140,250	$213,495

Net revenue	$233,195	$268,823	$872,933	$1,014,194
Adjusted EBITDA margin	26%	23%	16%	21%
(1) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.